Exhibit 99.12

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, DC 20429

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

(Exact name of registrant as specified in its charter)

Florida	57934	20-4486142
(State of Incorporation)	(FDIC Certificate Number)	(IRS Employer Identification No.)

400 North Federal Highway, Pompano Beach, Florida		33062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 315-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

STONEGATE BANK

FORM 8-K

CURRENT REPORT

Item 5.07	Submission of Matters to a Vote of Securities Holders

The annual meeting of the shareholders (the “Annual Meeting”) of Stonegate Bank (the “Registrant”) was held on May 31, 2017. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, and there were no solicitations in opposition to management’s solicitation. The following summarizes all matters voted on at the Annual Meeting.

1.	The following directors were elected for a term to expire at the 2018 annual meeting and until their incumbent directors. Each nominee was elected by the shareholders. The numbers of votes cast were as follows:

	For	Withheld	Broker Non-Votes
William J. Gallo	10,133,153	226,203	2,228,814
Jeffrey Holding	8,246,688	2,112,668	2,228,814
Bruce Keir	10,238,512	120,844	2,228,814
Jeff Nudelman	10,236,501	122,855	2,228,814
Ariel I. Pereda	10,167,266	192,090	2,228,814
Lawrence Seidman	10,236,466	122,890	2,228,814
David Seleski	10,238,855	120,501	2,228,814
Glenn Straub	8,450,527	1,908,829	2,228,814
John Tomlinson	8,428,483	1,930,873	2,228,814

2.	Shareholders approved the 2017 Omnibus Equity and Incentive Plan. The numbers of votes cast were as follows:

For	Against	Abstention	Broker Non-Votes
8,219,955	2,078,422	60,979	2,228,814

3.	Shareholders ratified the action of the Audit Committee in selecting and appointing Crowe Horwath, LLP as the Registrant’s independent auditors for the fiscal year ending December 31, 2017. The numbers of votes cast were as follows:

For	Against	Abstention
12,314,274	251,272	22,624

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEGATE BANK

Date: June 1, 2017	By:	/s/ Sharon Jones
Sharon Jones
Chief Financial Officer